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May 1, 2005

Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Jacobson:

         Pursuant to the Management Agreement dated May 24, 2002, as amended, between ING Investors Trust and Directed Services, Inc. (the "Agreement") we hereby notify you of our intention to modify the annual investment management fees for ING Capital Guardian U.S. Equities Portfolio (formerly ING Capital Guardian Large Cap Value Portfolio), ING JPMorgan Small Cap Equity Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio, and ING UBS U.S. Allocation Portfolio (formerly ING UBS U.S. Balanced Portfolio) (the "Portfolios"). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying to the annual investment management fees for the Portfolios as indicated on AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE B, with the annual investment management fees indicated for the Portfolios, is attached hereto.

         AMENDED SCHEDULE B has also been updated to reflect name changes of ING Capital Guardian Small Cap Portfolio to ING Capital Guardian Small/Mid Cap Portfolio, ING Developing World Portfolio to ING JPMorgan Emerging Markets Equity Portfolio, and ING Janus Special Equity Portfolio to ING Janus Contrarian Portfolio.

         Please signify your acceptance to the modified investment management fee for the Portfolios by signing below where indicated.

                                           Very sincerely,



                                           Robert S. Naka
                                           Senior Vice President
                                           ING Investors Trust

ACCEPTED AND AGREED TO:
Directed Services, Inc.

By:
         -----------------------------
Name:
         -----------------------------
Title:                                , Duly Authorized
         -----------------------------


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com
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                                     FORM OF
                               AMENDED SCHEDULE B

                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

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SERIES                                                                                    RATE

ING AIM Mid Cap Growth Portfolio,                                   0.7500% first $750 million in combined assets of
ING Capital Guardian Small/Mid Cap Portfolio,                                         these Series
ING Eagle Asset Capital Appreciation Portfolio,                                0.7000% next $1.25 billion
ING Hard Assets Portfolio,                                                     0.6500% next $1.5 billion
ING Jennison Equity Opportunities Portfolio,                          0.6000% on assets in excess of $3.5 billion
ING T. Rowe Price Capital Appreciation Portfolio,
ING T. Rowe Price Equity Income Portfolio,
ING Van Kampen Growth and Income Portfolio, and
ING Van Kampen Real Estate Portfolio

ING Alliance Mid Cap Growth Portfolio and                           0.8500% first $250 million in combined assets of
ING Marsico Growth Portfolio                                                          these Series
                                                                               0.8000% next $400 million
                                                                               0.7500% next $450 million
                                                                      0.7000% on assets in excess of $1.1 billion

ING Capital Guardian U.S. Equities Portfolio                                 0.7500% on first $500 million
                                                                              0.7000% on next $250 million
                                                                              0.6500% on next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Capital Guardian Managed Global Portfolio                                1.0000% on first $250 million
                                                                              0.9000% on next $250 million
                                                                      0.8000% on assets in excess of $500 million

ING Evergreen Health Sciences Portfolio                                     0.75% on the first $500 million
                                                                       0.70% on assets in excess of $500 million

ING Evergreen Omega Portfolio                                               0.60% on the first $750 million
                                                                       0.55% on assets in excess of $750 million
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
SERIES                                                                                    RATE


ING FMRSM Diversified Mid Cap Portfolio and                       0.7500% of first $500 million in combined assets of
ING UBS U.S. Allocation Portfolio                                                     these Series
                                                                         0.7000% of next $250 million in assets
                                                                              0.6500% of next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Goldman Sachs Tollkeeper(SM) Portfolio                                 1.3500% on first $1 billion in assets
                                                                    1.2500% of amount in excess of $1 billion in assets

ING International Portfolio                                             1.0000% of first $500 million of assets
                                                                      0.8000% on assets in excess of $500 million

ING Janus Contrarian Portfolio and                                0.8100% on first $250 million in combined assets of
ING Legg Mason Value Portfolio                                                        these Series
                                                                              0.7700% on next $400 million
                                                                              0.7300% on next $450 million
                                                                      0.6700% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                                             1.0000% on first $50 million
                                                                              0.9500% on next $200 million
                                                                              0.9000% on next $250 million
                                                                      0.8500% on assets in excess of $500 million

ING JPMorgan Emerging Markets Equity Portfolio                                          1.2500%

ING JPMorgan Small Cap Equity Portfolio                                      0.9000% on first $200 million
                                                                              0.8500% on next $300 million
                                                                              0.8000% on next $250 million
                                                                      0.7500% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio and                           0.3500% on first $200 million in combined assets of
ING Liquid Assets Portfolio                                                           these Series
                                                                              0.3000% on next $300 million
                                                                      0.2500% on assets in excess of $500 million

ING Mercury Focus Value Portfolio                                            0.8000% on first $500 million
                                                                              0.7500% on next $250 million
                                                                              0.7000% on next $500 million
                                                                              0.6500% on next $750 million
                                                                       0.6000% on assets in excess of $2 billion
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
SERIES                                                                                    RATE


ING Mercury Large Cap Growth Portfolio                                       0.8000% on first $500 million
                                                                              0.7500% on next $250 million
                                                                              0.7000% on next $500 million
                                                                              0.6500% on next $750 million
                                                                       0.6000% on assets in excess of $2 billion

ING MFS Mid Cap Growth Portfolio,                                 0.7500% on first $250 million in combined assets in
ING MFS Total Return Portfolio, and                                                   these Series
ING Oppenheimer Main Street Portfolio(R)                                      0.7000% on next $400 million
                                                                              0.6500% on next $450 million
                                                                      0.6000% on assets in excess of $1.1 billion

ING PIMCO Core Bond Portfolio                                                0.7500% on first $100 million
                                                                              0.6500% on next $100 million
                                                                      0.5500% on assets in excess of $200 million

ING PIMCO High Yield Portfolio                                                          0.4900%

ING Pioneer Fund Portfolio                                                   0.7500% on first $500 million
                                                                              0.7000% on next $500 million
                                                                                   0.6500% thereafter

ING Pioneer Mid Cap Value Portfolio                                          0.7500% on first $500 million
                                                                              0.7000% on next $500 million
                                                                                   0.6500% thereafter

ING Salomon Brothers All Cap Portfolio and                        0.7500% on first $500 million in combined assets of
ING Salomon Brothers Investors Portfolio                                              these Series
                                                                              0.7000% on next $250 million
                                                                              0.6500% on next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Stock Index Portfolio                                                               0.2700%

ING Van Kampen Equity Growth Portfolio                                          0.6500% first $1 billion
                                                                       0.6000% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio                                      1.0000% first $250 million
                                                                               0.9000% next $250 million
                                                                      0.7500% on assets in excess of $500 million
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